Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS
SECOND QUARTER 2007 RESULTS
~ Second Quarter Revenue $177.8 million; 17.3% increase from Q2 ’06 ~
~ Second Quarter EPS $0.43 ~
~ Company Reaffirms Full-Year Forecast: Revenue of $690-$710, EPS of $1.58-$1.62 ~
WALNUT CREEK, California (August 8, 2007) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today announced financial results for the three months ended June 30, 2007.
The Company reported net revenue for the second quarter of 2007 of $177.8 million, compared to $151.5 million in the second quarter of 2006, an increase of 17.3%. The Company’s gross margin for the second quarter was 42.1% compared to 43.4% in the same period in 2006. Net income for the second quarter of 2007 was $19.6 million, or $0.43 per diluted share. This compares to net income for the second quarter of 2006 of $8.4 million, or $0.18 per diluted share, which includes the one-time Louis Frey litigation charges of $13.3 million pre-tax.
Revenue for the first six months of 2007 was $338 million, compared to $292.3 million for the same period in 2006. Net income for the first six months of 2007 was $36.5 million, or $0.80 per diluted share, compared to net income of $22.8 million, or $0.50 per diluted share, which also includes the one-time Louis Frey litigation charges.
K. “Suri” Suriyakumar, Chief Executive Officer, stated, “Our second quarter results clearly demonstrate that the Company is on solid footing and our business is fundamentally strong. We also delivered excellent EPS performance thanks to a robust and growing commercial construction market, and continuing strength in the non-AEC segment of our business. This performance offset some revenue erosion attributable to the current downturn in the residential building market, which affects approximately 15% of our revenues. Other positives for the quarter include the early fulfillment of our annual acquisition plan, and continued strength in our acquisition pipeline. Overall, we remain very confident in our forecast for the year.”
Jonathan Mather, Chief Financial Officer, said, “The fundamentals of our business remained steady, with net revenue in the second quarter 2007 up more than 17% from the same period in 2006. Gross margin was in-line with expectations given the large and generally dilutive acquisitions we completed. The accelerated acquisition activity, however, did increase depreciation, amortization and interest, which amounted to $3.2 million in added pre-tax costs, or an after tax EPS of $0.04 compared to the prior quarter. This was partially offset by settlement of litigation, a portion of which was the reimbursement of costs relating to prior periods. We estimate that this benefited SG&A expenses by $2.2 million in this quarter, which computes to an after tax EPS of $0.03.”
The Company also announced that its Board of Directors authorized management to negotiate with the Company’s lenders to seek to remove share repurchase restrictions from its current debt agreement.
2007 Outlook
American Reprographics Company is reaffirming its prior forecast for 2007. Revenue is forecasted to be in the range of $690-$710 million. Earnings per share will be in the range of $1.58-$1.62
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results for the second quarter ended June 30, 2007. The conference call can be accessed by dialing 201-689-8471.
A replay of this call will be available approximately one hour after the call for seven days following the conclusion of the call. This replay can be accessed by dialing 201-612-7415. The account number to access the phone replay is 3055 and the Conference ID number is 247838.

A Web archive will be made available at: http://www.e-arc.com for approximately 90 days following end of the call.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC, industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 260 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 100,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “forecast,” “will,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services
•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability
•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position
•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition
•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations
•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition
•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2006, our final prospectus supplement dated March 8, 2007, and our quarterly report on Form 10-Q for the quarter ended March 31, 2007. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of August 8, 2007, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Contacts:

David Stickney	David Pasquale
VP of Corporate Communications	EVP of The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7006
Email: dstickney@e-arc.com	Email:dpasquale@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	June 30,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$11,642	$16,426
Restricted cash	8,491	8,697
Accounts receivable, net	85,277	102,491
Inventories, net	7,899	10,354
Deferred income taxes	10,963	10,967
Prepaid expenses and other current assets	6,796	9,946

Total current assets	131,068	158,881

Property and equipment, net	60,138	75,704
Goodwill	291,290	351,848
Other intangible assets, net	50,971	73,663
Deferred financing costs, net	895	1,108
Deferred income taxes	11,245	6,748
Other assets	1,974	2,100

Total assets	$547,581	$670,052

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,447	$33,814
Accrued payroll and payroll-related expenses	15,666	19,471
Accrued expenses	25,810	25,789
Accrued litigation charge	13,947	14,154
Current portion of long-term debt and capital leases	21,048	40,332

Total current liabilities	109,918	133,560

Long-term debt and capital leases	252,097	308,798
Other long-term liabilities	1,322	2,477

Total liabilities	363,337	444,835

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; 44,346,099and 45,544,202 shares issued and outstanding	45	45
Additional paid-in capital	75,465	79,381
Deferred stock-based compensation	(1,224)	(905)
Retained earnings	109,955	146,412
Accumulated other comprehensive income	3	284

Total stockholders’ equity	184,244	225,217

Total liabilities and stockholders’ equity	$547,581	$670,052

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per
share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007

Reprographics services	$114,658	$133,257	$219,475	$253,035
Facilities management	24,691	28,984	47,623	55,340
Equipment and supplies sales	12,178	15,542	25,231	29,621

Total net sales	151,527	177,783	292,329	337,996
Cost of sales	85,713	102,967	166,156	195,401

Gross profit	65,814	74,816	126,173	142,595
Selling, general and administrative expenses	33,112	34,499	64,598	68,733
Litigation Reserve	11,262	0	11,262	0
Amortization of intangible assets	867	2,451	1,652	4,196

Income from operations	20,573	37,866	48,661	69,666
Other income, net	472	0	801	0
Interest expense, net	(7,001)	(6,642)	(11,460)	(11,802)

Income before income tax provision	14,044	31,224	38,002	57,864
Income tax provision	5,617	11,612	15,200	21,407

Net income	$8,427	$19,612	$22,802	$36,457

Earnings per share:
Basic	$0.19	$0.43	$0.51	$0.80

Diluted	$0.18	$0.43	$0.50	$0.80

Weighted average common shares outstanding:
Basic	44,932,873	45,455,828	44,779,662	45,400,380
Diluted	45,510,158	45,880,187	45,312,592	45,832,024

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
	(Dollars in thousands)

Net income	$8,427	$19,612	$22,802	$36,457
Interest expense, net	7,001	6,642	11,460	11,802
Income tax provision	5,617	11,612	15,200	21,407

EBIT	$21,045	$37,866	49,462	69,666
Depreciation and amortization	6,371	10,029	12,006	18,387

EBITDA	$27,416	$47,895	$61,468	$88,053

See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non -GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization.
We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBITDA as a metric to manage cash flow from our operating segments to the corporate level and to determine the financial health of each operating segment. As noted above, since debt and taxation are managed at the corporate level the cash flow from each operating segment should be equal to the corresponding EBITDA of each operating segment, assuming no other changes to an operating segment’s balance sheet. As a result, we reconcile EBITDA to cash flow monthly as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•	They do not reflect changes in, or cash requirements for, our working capital needs;
•	They do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2007
Cash flows from operating activities
Net income	$22,802	$36,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,354	14,191
Amortization of intangible assets	1,652	4,196
Amortization of deferred financing costs	151	215
Stock-based compensation	1,025	1,569
Excess tax benefit related to stock options exercised	(3,353)	(1,534)
Deferred income taxes	(3,315)	1,840
Write-off of deferred financing costs	57	—
Litigation Charge	13,539	407
Other non-cash items, net	663	146
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(12,675)	(9,775)
Inventory	(25)	(362)
Prepaid expenses and other assets	570	(2,583)
Income Taxes Payable	3,756	(5,464)
Accounts payable and accrued expenses	7,199	6,062

Net cash provided by operating activities	42,400	45,365

Cash flows from investing activities
Capital expenditures	(3,808)	(5,232)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(16,106)	(86,546)
Other	(202)	283

Net cash used in investing activities	(20,116)	(91,495)

Cash flows from financing activities
Proceeds from stock option exercises	1,665	1,080
Proceeds from issuance of common stock under Employee Stock Purchase Plan	238	52
Excess tax benefit related to stock options exercised	3,353	1,534
Proceeds from borrowings under debt agreements	5,000	70,000
Payments on debt agreements and capital leases	(31,943)	(21,323)
Payment of loan fees	(141)	(429)

Net cash (used in) provided by financing activities	(21,828)	50,914

Net change in cash and cash equivalents	456	4,784
Cash and cash equivalents at beginning of period	22,643	11,642

Cash and cash equivalents at end of period	$23,099	$16,426

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$12,222	$19,589
Issuance of subordinated notes in connection with the acquisition of businesses	$8,815	$4,550
Change in fair value of derivatives	$281	$66